Exhibit 3.1

THE COMPANIES LAW (2010 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

THIRD AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

LightInTheBox Holding Co., Ltd.

(Adopted by Special Resolution passed on September 28, 2010)

1.             The name of the Company is LightInTheBox Holding Co., Ltd..

2.             The Registered Office of the Company shall be at the offices of Offshore Incorporations (Cayman) Limited, Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman KY1-1112, Cayman Islands or at such other place as the Directors may from time to time decide.

3.             The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (2010 REVISION) or as revised, or any other law of the Cayman Islands.

4.             The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

5.             The authorized share capital of the Company is US$50,000 divided into (i) 707,825,710 Ordinary Shares of par value US$1/15000 each, and (ii) 42,174,290 Preferred Shares of par value US$1/15000 each, 15,000,000 of which are designated as Series A Preferred Shares (the “Series A Shares”), 17,522,725 of which are designed as Series B Preferred Shares (the “Series B Shares”) and 9,651,565 of which are designated as Series C Preferred Shares (the “Series C Shares”).

6.             If the Company is registered as exempted, its operations will be carried on subject to the provisions of Section 193 of the Companies Law (2010 REVISION) and, subject to the provisions of the Companies Law (2010 REVISION) and the Articles of Association, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

THE COMPANIES LAW (2010 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

THIRD AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

LightInTheBox Holding Co., Ltd.

(Adopted by Special Resolution passed on September 28, 2010)

1.             In these Articles Table A in the Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith,

“Additional Ordinary Shares”	shall have the meaning set forth in Article 16(a)(iii).

“Affiliate”	means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person.

“Angel” or “Angels”	means, collectively, Mr. Liu Jun (刘俊), Mr. Xu Xiaoping (徐小平) and Mr. Chit Jeremy Chau.

“Associate”

means, with respect to any Person that is an individual, (1) any other Person (other than the Group Companies) of which such specified Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of Equity Securities, (2) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity, or (3) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

“Applicable Conversion Price”	means the Series A Conversion Price, the Series B Conversion Price, or the Series C Conversion Price, as the case may be.

“Articles”	means these articles of association of the Company as originally formed or as from time to time altered by Special Resolution.

“Auditor”	means the person for the time being performing the duties of auditors of the Company (if any).

“Board” or “Board of Directors”	means the board of directors of the Company.

“Ceyuan”	means Ceyuan Ventures II, L.P. and/or Ceyuan Ventures Advisors Fund II, LLC.

“Charter Documents”

means, with respect to any Person that is a legal entity, the articles of incorporation, certificate of incorporation, memorandum of association, articles of association, bylaws, articles of organization, certificate of formation, limited liability company agreement, operating agreement, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity, as amended from time to time.

“Control”

of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Company”	means the above named company.

“Conversion Shares”	means Ordinary Shares issuable upon conversion of any Preferred Shares.

“Convertible Securities”	shall have the meaning set forth in Article 16(a)(ii) hereof.

“debenture”	means debenture stock, mortgages, bonds and any

other such securities of the Company whether constituting a charge on the assets of the Company or not.

“Directors”	means the directors for the time being of the Company.

“dividend”	includes an interim dividend and bonus issues.

“Equity Securities”

means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any contract providing for the acquisition of any of the foregoing.

“Electronic Record”	has the same meaning as in the Electronic Transactions Law (2004 Revision).

“Exempted Distribution”

means (a) a dividend payable solely in Ordinary Shares and (b) the repurchase of Ordinary Shares by the Company at no more than cost from terminated employees, officers or consultants in accordance with the Option Plan or the Share Restriction Agreements.

“Founder” or “Founders”	means, collectively, Mr. Guo Quji (郭去疾), Mr. Zhang Liang (张良) and Mr. Wen Xin (文心).

“Group Company”

means any of the Company and all of its direct or indirect Subsidiaries, including the HK Subsidiary, the UK Subsidiary and PRC Companies, except for Lanting Jishi (Beijing) Technology, Co., Ltd. (兰亭集势(北京)科技有限公司).

“GSR”	means GSR VENTURES III, L.P. and/or Banean Holdings Ltd.

“Indebtedness”	of any Person means, without duplication, each of the following of such Person: (i) all indebtedness for borrowed money, (ii) all obligations issued,

undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced that are incurred in connection with the acquisition of properties, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all obligations that are capitalized in accordance with the applicable accounting standards, (vii) all obligations under banker’s acceptance, letter of credit or similar facilities, (viii) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Equity Securities of such Person, (ix) all obligations in respect of any interest rate swap, hedge or cap agreement, and (x) all guarantees issued in respect of the Indebtedness referred to in clauses (i) through (ix) above of any other Person, but only to the extent of the Indebtedness guaranteed.

“Hong Kong”	means Hong Kong Special Administrative Region of the PRC.

“HK Subsidiary”	means Light In The Box Limited, a company incorporated under the laws of Hong Kong.

“Lien”

means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by contract, understanding, law, equity or otherwise.

“Member”	has the same meaning as in the Statute.

“Memorandum”	means the memorandum of association of the Company.

“month”	means calendar month.

“Ordinary Resolution”

means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a written resolution by all Members being entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members, and the effective date of the ordinary resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed. Unless a poll is demanded by at least one Member, a declaration of the chairman of the meeting that the resolution has been carried shall be conclusive evidence of the fact, without proof of the number or proportion of votes recorded in favor of or against the same. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.

“Options”	shall have the meaning set forth in Article 16(a)(i) hereof.

“Ordinary Shares”	means ordinary shares in the capital of the Company of par value of US$1/15000 each.

“Option Plan”	shall have the meaning set forth in Article 16(a)(iii).

“Other Director”	shall have the meaning set forth in Article 70.

“paid-up”	means paid-up and/or credited as paid-up.

“Person” or “person”

means any individual, sole proprietorship, partnership, limited partnership, limited liability company, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or governmental or regulatory authority or other enterprise or entity of any kind or nature.

“PRC”	means the People’s Republic of China, but solely for the purposes hereof excludes the Hong Kong

Special Administrative Region, Macau Special Administrative Region and the island of Taiwan.

“PRC Companies”

means, collectively, Lanting Jishi Trade (Shenzhen) Co. Ltd. (兰亭集势贸易(深圳)有限 公司), a foreign invested commercial enterprise incorporated under the Laws of the PRC, Shenzhen Lanting Huitong Technologies. Co., Ltd. ( 深 圳 市 兰 亭 汇 通 科 技 有 限 公 司 ), a limited liability company organized under the laws of the PRC, and Shanghai Ouku Network Technologies Co., Ltd. (上 海 欧 酷 网 络 科 技 有 限 公 司), a domestic limited liability company incorporated under the laws of the PRC.

“Preferred Directors”	shall have the meaning set forth in Article 70.

“Preferred Shares”	means, collectively, the Series A Shares, the Series B Shares and the Series C Shares.

“Qualified IPO”

collectively means, as applicable, (i) a firm commitment underwritten public offering of the Ordinary Shares of the Company in the United States pursuant to an effective registration statement under the United States Securities Act of 1933, as amended, with an offering price (exclusive of underwriting commissions and expenses) (x) that implies a market capitalization of the Company immediately prior to such offering of more than US$550,000,000 and that results in gross proceeds to the Company of more than US$55,000,000 if the filing date of such offering is subsequent to the third year anniversary of the Series C Original Issue Date, or (y) that implies a market capitalization of the Company immediately prior to such offering of more than US$450,000,000 and that results in gross proceeds to the Company of more than US$45,000,000 if the filing date of such offering is on or prior to the third year anniversary of the Series C Original Issue Date, or in a public offering of the Ordinary Shares of the Company substantially similar to the foregoing in another jurisdiction which results in the Ordinary Shares trading publicly on a recognized regional or national securities exchange so long as such offering satisfies the foregoing market capitalization and gross proceeds requirements, or any other initial public offering of the Ordinary Shares recognized upon the prior written consent of the holders of no less than ninety percent (90%) of the voting power of the outstanding Preferred Shares (voting as a single class and on an as-converted basis) (the “Company Qualified IPO”); or (ii) a firm commitment underwritten public offering of the shares of the HK Subsidiary or any other Subsidiary of the Company in the PRC or other jurisdiction approved by the board of relevant Subsidiary (x) that implies a pre-offering market capitalization of such Subsidiary immediately prior to such offering of more than US$550,000,000 and that results in gross proceeds to such Subsidiary of more than US$55,000,000 if the filing date of such offering is subsequent to the third year anniversary of the Series C Original Issue Date, or (y) that implies a market capitalization of the such Subsidiary immediately prior to such offering of more than US$450,000,000 and that results in gross proceeds to the such Subsidiary of more than US$45,000,000 if the filing date of such offering is on or prior to the third year anniversary of the Series C Original Issue Date, or any other initial public offering of the shares of such Subsidiary recognized upon the prior written consent of the holders of no less than ninety percent (90%) of the voting power of the outstanding Preferred Shares (voting as a single class on an as-converted basis) (each public offering in the foregoing subtitles (i) and (ii), the “Qualified IPO” collectively). It is understood that a Group Company’s market capitalization immediately prior to the aforesaid public offering of its shares shall equal to the product of (x) the Group Company’s market capitalization immediately following the closing of such offering as determined by the offering price (exclusive of underwriting commissions and expenses), multiplied by (y) the difference derived by one hundred percent (100%) minus the percentage of dilution to the holders of Series C Preferred Shares between the Series C Original Issue Date and the closing date of such offering. It is further understood that (i) if prior to the closing date of the aforesaid public offering of shares of a Group Company, the Members have obtained proceeds from a Trade Sale or dividends from the Company, the market capitalization threshold for the Qualified IPO as provided above shall be reduced by an amount equal to the aggregate amount of all proceeds that the Members have obtained from all such Trade Sales and all dividends that the Members have obtained from the Company and the gross proceeds threshold for the Qualified IPO as provided above shall be reduced by an amount equal to 10% of the aggregate amount of all proceeds that the Members have obtained from all such Trade Sales and all dividends that the Members have obtained from the Company; (ii) if any Subsidiary(ies) of the Company conducts a public offering of its shares, the market capitalization threshold and gross proceeds threshold for any subsequent Qualified IPO shall be reduced respectively by an amount equal to the aggregate market capitalizations that have been effected by the Subsidiaries in previous public offerings and an amount equal to the aggregate proceeds that the Subsidiaries have obtained in previous public offerings.

“Redemption Date”	shall have the meaning set forth in Article 18(c).

“Redemption Notice”	shall have the meaning set forth in Article 18(c).

“Redemption Period”	shall have the meaning set forth in Article 18(a).

“Register of Members”	means the register maintained in accordance with the Statute and includes (except where otherwise stated) any duplicate Register of Members.

“Related Party”	means any Affiliate, officer, director, supervisory board member, employee, or holder of any Equity Security of any Group Company, and any Affiliate or Associate of any of the foregoing.

“registered office”	means the registered office for the time being of the Company.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Secretary”	includes an Assistant Secretary and any person appointed to perform the duties of Secretary of the Company.

“Securities Act”	means the Securities Act of 1933 of the United States, as amended from time to time, including any successor statutes.

“Series A Conversion Price”	shall have the meaning set forth in Article 15(a).

“Series A Director”	shall have the meaning set forth in Article 70.

“Series A Issue Price”	means US$1/3 per Series A Share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series A Shares.

“Series A Original Issue Date”	means the date of the first sale and issuance of a Series A Share.

“Series A Preference Amount”	shall have the meaning set forth in Article 127(b).

“Series A Shares”	means Series A preferred shares in the capital of the Company with a nominal or par value of US$1/15000 each having the rights, preferences, privileges and restrictions set out in these Articles.

“Series B Conversion Price”	shall have the meaning set forth in Article 15(a).

“Series B Director”	shall have the meaning set forth in Article 70.

“Series B Issue Price”	means US$0.64316480, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series B Shares.

“Series B Original Issue Date”	means the date of the first sale and issuance of a Series B Share.

“Series B Preference Amount”	shall have the meaning set forth in Article 127(b).

“Series B Shares”	means Series B preferred shares in the capital of the Company with a nominal or par value of US$1/15000 each having the rights, preferences, privileges and restrictions set out in these Articles.

“Series C Conversion Price”	shall have the meaning set forth in Article 15(a).

“Series C Issue Price”	means US$3.62635490, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series C Shares.

“Series C Original Issue Date”	means the date of the first sale and issuance of a Series C Share.

“Series C Preference Amount”	shall have the meaning set forth in Article 127(b).

“Series C Shares”	means Series C preferred shares in the capital of the Company with a nominal or par value of US$1/15000 each having the rights, preferences, privileges and restrictions set out in these Articles.

“Series C Redemption Price”	shall have the meaning set forth in Article 18(b).

“Share” and “Shares”	means a share or shares in the capital of the Company and includes a fraction of a share.

“Shareholders Agreement”	means the Second Amended and Restated Shareholders Agreement, dated September 28, 2010 among the Company and certain other parties named therein, as amended from time to time.

“Share Restriction Agreement”	means the Second Amended and Restated Restricted Share Agreement, dated September 28, 2010 between the Company and certain other party named therein, as amended from time to time.

“Share Premium Account”

means the account of the Company which the Company is required by the Statute to maintain, to which all premiums over nominal or par value received by the Company in respect of issues of shares from time to time are credited.

“Special Resolution”

means a Members’ resolution expressed to be a special resolution (i) passed by a majority of not less than two-thirds of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given; or (ii) approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members, and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed. Unless a poll is demanded by at least one Member, a declaration of the chairman of the meeting that the resolution has been carried shall be conclusive evidence of the fact, without proof of the number or proportion of votes recorded in favor of or against the same. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.

“Statute”	means the Companies Law (2010 REVISION) of the Cayman Islands as amended and every statutory modification or re-enactment thereof for the time being in effect.

“Subsidiaries” or “Subsidiary”	means, with respect to any given Person, any other Person that is Controlled directly or indirectly by such given Person.

“TBP”	means Trustbridge Partners III, L.P.

“TBP Director”	shall have the meaning set forth in Article 70.

“Trade Sale”	means any of the following events:

(1)           any consolidation, amalgamation, scheme of arrangement or merger of any Group Company with or into any other Person or other reorganization in which the Members or shareholders of such Group Company immediately prior to such consolidation, amalgamation, merger, scheme of arrangement or reorganization own less than fifty percent (50%) of such Group Company’s voting power in the aggregate immediately after such consolidation, merger, amalgamation, scheme of arrangement or reorganization, or any transaction or series of related transactions to which such Group Company is a party in which in excess of fifty percent (50%) of such Group Company’s voting power is transferred;

(2)           a sale, transfer, lease or other disposition of all or substantially all of the assets of any Group Company (or any series of related transactions resulting in such sale, transfer, lease or other disposition of all or substantially all of the assets of such Group Company); or

(3) the exclusive licensing of all or substantially all of any Group Company’s intellectual property to a third party.

“UK Subsidiary”	means LIGHTINTHEBOX (UK) LIMITED.

“Valuation”

means the aggregate equity value of the Company that a willing buyer would pay a willing seller to acquire the Company in an arm’s length transaction in connection with the applicable liquidation, dissolution, or winding up; provided that if (a) a majority of the Board excluding the Preferred Directors, (b) the holders of a majority of the then outstanding Series A Shares, (c) the holders of a majority of the then outstanding Series B Shares and (d) the holders of a majority of the then outstanding Series C Shares cannot mutually agree on such equity value, such equity value shall be determined by an appraiser of international standing (such as, by way of example only, the valuation group of an international accounting firm or a global investment bank with substantial experience in valuing companies) chosen in good faith by six (6) directors out of the Board composed of the eight (8) directors.

Words importing the singular number include the plural number and vice-versa.

Words importing the masculine gender include the feminine gender.

Words importing persons include corporations.

“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record.

Any phrase introduced by the terms “include”, “including”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

References to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time.

References to Angels, Ceyuan, Founders, GSR and TBP shall include their respective successor, assigns and permitted transferees in accordance with the Shareholders Agreement.

The term “voting number” refers to the number of votes attributable to the Shares (on an as-converted basis) in accordance with the terms of the Memorandum and Articles.

Headings are inserted for reference only and shall be ignored in construing these Articles.

For the avoidance of doubt, each other Article herein is subject to the provisions of Article 19, and, subject to the requirements of the Statute, in the event of any conflict, the provisions of Article 19 shall prevail over any other Article herein.

2.             The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that only part of the shares may have been allotted.

3.             The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

CERTIFICATES FOR SHARES

4.             (a)        Each Member shall be entitled to a share certificate. Share certificates representing shares of the Company shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorized by the Directors. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the Register of Members of the Company. All certificates surrendered to the Company for transfer shall be cancelled and subject to these Articles no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled. The Directors may authorize certificates to be issued with the seal and authorized signature(s) affixed by some method or system of mechanical process.

(b)        The Company shall not be bound to issue more than one certificate for shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

5.             If a share certificate be defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

ISSUE OF SHARES

6.             Subject to the relevant provisions, if any, in the Memorandum of Association and to any direction that may be given by the Company in general meeting, and to provisions of Article 19, and without prejudice to any special rights previously conferred on the holders of existing shares:

(a)           the Directors may allot, issue, grant options over or otherwise dispose of shares of the Company with or without preferred, deferred or other special rights or restrictions, whether with regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper. The Company shall not issue shares in bearer form.

(b)           The Board may issue warrants to subscribe for any class or series of shares or other securities of the Company on such terms as it may from time to time determine. Where warrants are issued to bearer, no new warrants shall be issued to replace one that has been lost unless the Board is satisfied beyond reasonable doubt that the original has been destroyed and the Company has received an indemnity in such form as the Board shall think fit with regard to the issue of any such new warrant.

(c)           The Directors may issue shares against payment in cash or against payment in kind (which may, in the sole determination of the Directors, include tangible assets, services or any other valuable property).

7.             The Company shall maintain or cause to be maintained a Register of Members in accordance with the Statute.

TRANSFER OF SHARES

8.             The instrument of transfer of any share shall be in writing and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by the transferee). The transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the Register of Members.

9.             The Directors, solely subject to and in accordance with contractual commitments regarding the transfer of shares that the Company may from time to time have, may decline to register any transfer of shares in violation of such commitments. If the Directors refuse to register a transfer they shall notify the transferee within two (2) months of such refusal.

10.          The registration of transfers may be suspended at such time and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than forty-five days in any year.

REDEEMABLE SHARES

11.          (a)           Subject to the provisions of the Statute and in accordance with these Articles (including without limitation, Article 19), the Company may issue shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of such shares shall be effected in accordance with these Articles or in such manner as the Company may, by Special Resolution, determine before the issuance of such shares.

(b)           Subject to the provisions of the Statute and Article 19, the Company may purchase its own shares (including any redeemable shares), provided that the Board shall have approved the manner of purchase in writing. The Company may make a payment in respect of the redemption or purchase of its own shares in any manner permitted by the Statute, including out of capital.

VARIATION OF RIGHTS OF SHARES

12.          (a)           If at any time the share capital of the Company is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, whether or not the Company is being wound-up and except where these Articles or the Statute impose any stricter quorum, voting or procedural requirements in regard to the variation of rights attached to a specific class or series, be varied with the consent in writing of the holders of at least 66 2/3% of the issued shares of that class or series.

(b)           The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class or series of shares except that the necessary quorum shall be one or more persons holding or representing in person or by proxy at least a majority of the issued shares of the class or series and that any holder of shares of the class or series present in person or by proxy may demand a poll.

13.          The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

COMMISSION ON SALE OF SHARES

14.          The Company may in so far as the Statute from time to time permits pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company. Such commissions may be satisfied by the payment of cash and/or fully or partly paid-up shares. The Company may also on any issue of shares pay such brokerage as may be lawful.

CONVERSION OF PREFERRED SHARES

15.          The holders of the Preferred Shares have conversion rights as follows:

(a)           Right to Convert Preferred Shares. (i) Unless converted earlier pursuant to Article 15(b) below, each Series A Share shall be convertible, at the option of the holder thereof, at any time after the Series A Original Issue Date into such number of fully paid and non-assessable Ordinary Shares as determined by dividing the Series A Issue Price by the Series A Conversion Price (as defined below), determined as hereinafter provided, in effect at the time of the conversion. The price at which Ordinary Shares shall be issuable upon conversion of the Series A Shares (the “Series A Conversion Price”) shall initially be the Series A Issue Price per Ordinary Share. Such initial Series A Conversion Price shall be subject to adjustment as hereinafter provided. Nothing in this Article 15(a) shall limit the automatic conversion rights of Series A Shares described in Article 15(b) below. (ii) Unless converted earlier pursuant to Article 15(b) below, each Series B Share shall be convertible, at the option of the holder thereof, at any time after the Series B Original Issue Date into such number of fully paid and non-assessable Ordinary Shares as determined by dividing the Series B Issue Price by the Series B Conversion Price (as defined below), determined as hereinafter provided, in effect at the time of the conversion. The price at which Ordinary Shares shall be issuable upon conversion of the Series B Shares (the “Series B Conversion Price”) shall initially be the Series B Issue Price per Ordinary Share. Such initial Series B Conversion Price shall be subject to adjustment as hereinafter provided. Nothing in this Article 15(a) shall limit the automatic conversion rights of Series B Shares described in Article 15(b) below. (iii) Unless converted earlier pursuant to Article 15(b) below, each Series C Share shall be convertible, at the option of the holder thereof, at any time after the Series C Original Issue Date into such number of fully paid and non-assessable Ordinary Shares as determined by dividing the Series C Issue Price by the Series C Conversion Price (as defined below), determined as hereinafter provided, in effect at the time of the conversion. The price at which Ordinary Shares shall be issuable upon conversion of the Series C Shares (the “Series C Conversion Price”) shall initially be the Series C Issue Price per Ordinary Share. Such initial Series C Conversion Price shall be subject to adjustment as hereinafter provided. Nothing in this Article 15(a) shall limit the automatic conversion rights of Series C Shares described in Article 15(b) below.

(b)           Automatic Conversion.

Each and all (but not partial) Preferred Shares shall automatically be converted into Ordinary Shares at the then effective Applicable Conversion Price upon the closing of a Company Qualified IPO or (ii) the written consent of holders of more than two thirds of the outstanding Preferred Shares (voting as a single class on an as-converted basis) including consent of holders of a majority of the outstanding Series C Shares. In the event of the automatic conversion of the Preferred Shares pursuant to the foregoing, the person(s) entitled to receive the Ordinary Shares issuable upon such conversion of Preferred Shares shall not be deemed to have converted such Preferred Shares until the Register of Members of the Company has been updated.

(c)           Mechanics of Conversion. No fractional Ordinary Share shall be issued upon conversion of the Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then effective Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as the case may be.

(i)        In the event of an optional conversion pursuant to Article 15(a), before any holder of Preferred Shares shall be entitled to convert the same into Ordinary Shares and to receive certificates therefor, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Preferred Shares to be converted and shall give written notice to the Company at such office that the holder elects to convert the same. The Company shall promptly issue and deliver at such office to such holder of Preferred Shares a certificate or certificates for the number of Ordinary Shares to which the holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable (if any) as the result of a conversion into fractional Ordinary Shares. Such conversion shall be effective as soon as the Register of Members of the Company has been updated.

(ii)       In the event of an automatic conversion pursuant to Article 15(b), all holders of Preferred Shares to be automatically converted will be given at least ten (10) days’ prior written notice of the date fixed (which date shall in the case of a Company Qualified IPO be the latest practicable date immediately prior to the closing of a Company Qualified IPO) and the place designated for automatic conversion of all such Preferred Shares pursuant to this Article 15. Such notice shall be sent by overnight courier, postage prepaid, to each record holder of the applicable Preferred Shares at such holder’s address appearing on the Register of Members. On or before the date fixed for conversion, each holder of the relevant Preferred Shares shall surrender his or its certificate or certificates for all such Preferred Shares to the Company at the place designated in such notice, and shall promptly receive certificates for the number of Ordinary Shares to which such holder is entitled pursuant to this Article 15 and a cheque denominated in U.S. dollars payable to such holder in the amount of any cash amounts payable as a result of a conversion into fractional Ordinary Shares. On the date fixed for conversion, the Register of Members shall be updated to show that the converted Preferred Shares have been redeemed and all rights with respect to such Preferred Shares so converted will terminate, with the exception of the rights of the holders thereof, upon surrender of the certificate or certificates therefor, to receive Ordinary Shares (which shall be recorded as issued to such holder in the Register of Members) and certificates for the number of Ordinary Shares into which such Preferred Shares have been converted and payment of any accrued but unpaid dividends thereon. All certificates evidencing Preferred Shares which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and cancelled and the Preferred Shares represented thereby converted into Ordinary Shares for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date.

(iii)                 The Directors of the Company may effect such conversion in any manner available under applicable law, including redeeming or repurchasing the relevant Preferred Shares and applying the proceeds thereof towards payment for the new Ordinary Shares. For purposes of the repurchase or redemption, the Directors may, subject to the Company being able to pay its debts in the ordinary course of business, make payments out of its capital.

(d)           Reservation of Shares Issuable Upon Conversion. The Company shall at all times keep available out of its authorized but unissued Ordinary Shares solely for the purpose of effecting the conversion of the Preferred Shares such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares, and if at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, in addition to such other remedies as shall be available to the holder of such Preferred Shares, the Company and its Members will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purposes.

ADJUSTMENTS TO CONVERSION PRICE

16.          (a)        Special Definitions. For purposes of this Article 16, the following definitionsshall apply:

(i)            “Options” mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Ordinary Shares or Convertible Securities.

(ii)           “Convertible Securities” shall mean any evidences of indebtedness, shares (other than the Preferred Shares) or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares.

(iii)          “Additional Ordinary Shares” shall mean all Ordinary Shares (including reissued shares) issued (or, pursuant to Article 16(c), deemed to be issued) by the Company after the Series C Original Issue Date, other than:

(A)          Ordinary Shares issued upon conversion of the Preferred Shares authorized herein;

(B)          up to 4,444,444 (as appropriately adjusted for share splits, share dividends (which is paid for the purpose of share split), combinations, recapitalizations and similar events) Ordinary Shares (and/or options or warrants therefor) (including any of such shares which are repurchased) issued to officers, directors, employees and consultants of the Company pursuant to a employee stock option plan or other arrangement to be approved by the Board (including the affirmative vote of a majority of the Preferred Directors, which majority includes at least one Series A Director, the Series B Director and the TBP Director ) (the “Option Plan”);

(C)          as a dividend or distribution on Preferred Shares or any event for which adjustment is made pursuant to Article 16(f) or 16(g) hereof;

(D)          any Equity Securities issued pursuant to the acquisition of another corporation or entity by the Company duly approved in accordance with Article 19 by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity;

(E)           any Equity Securities issued pursuant to the transaction(s) of the Trade Sale duly approved in accordance with Article 19 hereof;

(F)           any Equity Securities issued pursuant to a Company Qualified IPO;

(G)          with respect to the Series A Conversion Price, any Equity Securities for which holders of at least two thirds of the outstanding Series A Shares have agreed in writing to waive the applicable adjustment to the Series A Conversion Price provided by Article 16(d) below;

(H)          with respect to the Series B Conversion Price, any Equity Securities for which holders of at least two thirds of the outstanding Series B Shares have agreed in writing to waive the applicable adjustment to the Series B Conversion Price provided by Article 16(d) below; and

(I)            with respect to the Series C Conversion Price, any Equity Securities for which holders of at least two thirds of the outstanding Series C Shares have agreed in writing to waive the applicable adjustment to the Series C Conversion Price provided by Article 16(d) below.

(b)           No Adjustment of Conversion Price. No adjustment in any Applicable Conversion Price shall be made in respect of the issuance of Additional Ordinary Shares unless the consideration per Additional Ordinary Share (determined pursuant to Article 16(e) hereof) issued or deemed to be issued by the Company is less than such Applicable Conversion Price in effect on the date of and immediately prior to such issue.

(c)           Deemed Issue of Additional Ordinary Shares. In the event the Company at any time or from time to time after the Series C Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class or series of shares entitled to receive any such Options or Convertible Securities, then the maximum number of Ordinary Shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number that would result in an adjustment pursuant to clause (ii) of this Article 16(c) below) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities or the exercise of such Options, shall be deemed to be Additional Ordinary Shares issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that, with respect to any Applicable Conversion Price, Additional Ordinary Shares shall not be deemed to have been issued unless the consideration per Ordinary Share (determined pursuant to Article 16(e) hereof) of such Additional Ordinary Shares would be less than such Applicable Conversion Price then in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Ordinary Shares are deemed to be issued:

(i)            no further adjustment in such Applicable Conversion Price shall be made upon the subsequent issue of Convertible Securities or Ordinary Shares upon the exercise of such Options or the conversion or exchange of such Convertible Securities;

(ii)           if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of Ordinary Shares issuable, upon the exercise, conversion or exchange thereof, such Applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(iii)          upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, such Applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(A)          in the case of Convertible Securities or Options for Ordinary Shares, the only Additional Ordinary Shares issued were Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

(B)          in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Ordinary Shares deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (determined pursuant to Article 16(e) hereof) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(iv)          no readjustment pursuant to clause (ii) or (iii) above shall have the effect of increasing such Applicable Conversion Price to an amount which exceeds the lower of (i) such Applicable Conversion Price on the original adjustment date, or (ii) such Applicable Conversion Price that would have resulted from any issuance of Additional Ordinary Shares between the original adjustment date and such readjustment date; and

(v)           in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of such Applicable Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in clause (iii) above.

(d)           Adjustment of Applicable Conversion Price Upon Issuance of Additional Ordinary Shares below the Applicable Conversion Price. In the event that the Company shall issue any Additional Ordinary Shares (including those deemed to be issued pursuant to Article 16(c)) without consideration or for a consideration per Ordinary Share (net of any selling concessions, discounts or commissions) (on an as-converted basis) less than any Applicable Conversion Price (as adjusted from time to time) then in effect on the date of and immediately prior to such issuance, such Applicable Conversion Price shall be reduced, concurrently with such issuance, to a price (calculated to the nearest one hundredth (1/100) of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B) / (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(i)            CP2 shall mean the new Applicable Conversion Price in effect immediately after such issue of Additional Ordinary Shares;

(ii)           CP1 shall mean the Applicable Conversion Price in effect immediately prior to such issue of Additional Ordinary Shares;

(iii)          “A” shall mean the number of Ordinary Shares outstanding immediately prior to such issue of Additional Ordinary Shares, treating for this purpose as outstanding all Ordinary Shares issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of the Preferred Shares and other Convertible Securities outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue;

(iv)          “B” shall mean the number of Ordinary Shares that would have been issued if such Additional Ordinary Shares had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

(v)           “C” shall mean the number of such Additional Ordinary Shares issued in such transaction.

(e)           Determination of Consideration. For purposes of this Article 16, the consideration received by the Company for the issue of any Additional Ordinary Shares shall be computed as follows:

(i)            Cash and Property. Except as provided in clause (ii) below, such consideration shall:

(A)          insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends, and after any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance of such Additional Ordinary Shares;

(B)          insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board (including six (6) directors out of a Board composed of eight (8) directors); provided, however, that no value shall be attributed to any services performed by any employee, officer or director of any Group Company; and

(C)          in the event Additional Ordinary Shares are issued together with other shares or securities or other assets of the Company for consideration which covers both such Additional Ordinary Shares and such other shares or securities or other assets, be the proportion of such consideration so received with respect to such Additional Ordinary Shares, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board (including six (6) directors out of the Board composed of eight (8) directors).

(ii)           Options and Convertible Securities. The consideration per share received by the Company for Additional Ordinary Shares deemed to have been issued pursuant to Article 16(c), relating to Options and Convertible Securities, shall be determined by dividing

(x) the total amount, if any, received or receivable by the Company (net of any selling concessions, discounts or commissions) as consideration for the issue of such Options or Convertible Securities (determined in the manner described in clause (e)(i) above), plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

(y) the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(f)            Adjustments for Shares Dividends, Subdivisions, Combinations or Consolidations of Ordinary Shares. In the event the outstanding Ordinary Shares shall be subdivided (by share dividend, share split, or otherwise), into a greater number of Ordinary Shares or if there shall be any dividend or distribution of Ordinary Shares payable to the holders of Ordinary Shares which exceeds the number of Ordinary Shares otherwise receivable by such holders had such distribution been made to all members on pro rata basis, each Applicable Conversion Prices then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding Ordinary Shares shall be combined or consolidated, by reclassification or otherwise, into a lesser number of Ordinary Shares, each Applicable Conversion Prices then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(g)           Adjustments for Other Distributions. In the event the Company at any time or from time to time makes, or files a record date for the determination of holders of Ordinary Shares entitled to receive any distribution payable in securities or assets of the Company other than Ordinary Shares then and in each such event provision shall be made so that the holders of Preferred Shares shall receive upon conversion thereof, in addition to the number of Ordinary Shares receivable thereupon, the amount of securities or assets of the Company which they would have received in connection with such event had their Preferred Shares been converted into Ordinary Shares on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities or assets receivable by them as aforesaid during such period, subject to all other adjustment called for during such period under this Article 16 with respect to the rights of the holders of the Preferred Shares.

(h)           Adjustments for Reclassification, Exchange and Substitution. If the Ordinary Shares issuable upon conversion of the Preferred Shares shall be changed into the same or a different number of shares of any other class or classes of shares, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then and in each such event, provision shall be made so that upon conversion of any Preferred Share thereafter, the holder thereof shall receive the kind and amount of shares and other securities and property which such holder would have received in connection with such event had the relevant Preferred Shares been converted into Ordinary Shares immediately before such event, all subject to further adjustment as provided herein, or with respect to such other securities or property, in accordance with any terms applicable thereto.

(j)            No Impairment. The Company will not, by amendment of its Memorandum and Articles of Association or through any reorganization, recapitalization, transfer of assets, consolidation, merger, amalgamation, scheme of arrangement, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of Article 16 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Preferred Shares against impairment.

(k)           Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of any Applicable Conversion Price pursuant to this Article 16, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of the applicable Preferred Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preferred Shares, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Applicable Conversion Price, at the time in effect, and (iii) the number of Ordinary Shares and the type and amount, if any, of other property which would be received upon the conversion of the applicable Preferred Shares, after such adjustment or readjustment.

(l)            Miscellaneous.

(i)            All calculations under this Article 16 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

(ii)           The holders of at least fifty percent (50%) of the outstanding Series A Shares or the holders of at least fifty percent (50%) of the outstanding Series B Shares or the holders of at least fifty percent (50%) of the outstanding Series C Shares shall each have the right to challenge any determination by the Board of fair value pursuant to this Article 16 if such determination is with respect to Series A Conversion Price adjustment or Series B Conversion Price adjustment or Series C Conversion Price adjustment, respectively, in which case such determination of fair value shall be made by an independent appraiser selected jointly by the Board and the challenging parties, the cost of such appraisal to be borne equally by the Company and the challenging parties.

(iii)          No adjustment in any Applicable Conversion Price need be made if such adjustment would result in a change in the Applicable Conversion Price of less than US$0.01. Any adjustment of less than US$0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of US$0.01 or more in such Applicable Conversion Price.

NOTICES OF RECORD DATE

17.          Subject to and without prejudice to Article 19, in the event that the Company shall propose at any time:

(a)           to declare any dividend or distribution upon its Ordinary Shares, whether in cash, property, shares or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(b)           to offer for subscription pro rata to the holders of any class or series of its shares any additional shares of any class or series or other rights;

(c)           to effect any reclassification or recapitalization of its Ordinary Shares outstanding involving a change in the Ordinary Shares; or

(d)           to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall send to the holders of the Preferred Shares:

(i)            at least thirty (30) days’ prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Ordinary Shares shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (c) and (d) above; and

(ii)           in the case of the matters referred to in (c) and (d) above, at least thirty (30) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Ordinary Shares shall be entitled to exchange their Ordinary Shares for securities or other property deliverable upon the occurrence of such event).

Each such written notice shall be delivered in accordance with Article 121.

REDEMPTION RIGHTS

18           (a)        Subject to Article 18(c), during a period of ten (10) years after the fourth year anniversary of the Series C Original Issue Date (the “Redemption Period”), the holders of a majority of the issued and outstanding Series C Shares (calculated on an as-converted basis) shall have the right to require the

Company to redeem, out of funds legally available, all (but not less than all) of the Series C Shares then issued and outstanding.

(b)           The amount of consideration payable on each Series C Share then due to be redeemed (the “Series C Redemption Price”) shall equal to, subject to adjustment for combinations, consolidations, subdivisions, share splits, share dividends or the like with respect to such share, the sum of:

(i)         the Series C Share Issue Price; plus,

(ii)        8% compound interest per annum on the Series C Share Issue Price for each Series C Share as of the issuance date of the Redemption Notice (as defined below in Article 18(c); plus,

(iii)       all accrued but unpaid dividends per Series C Share;

provided that if the holder of such Series C Share has obtained proceeds from any Trade Sale after the two-year anniversary of the Closing Date, the total Series C Redemption Price that such holder is entitled to shall be reduced by an amount equal to the aggregate amount of proceeds that such holder has obtained from the Trade Sales.

(c)           Redemption of the Series C Shares shall only be effected by the holders of a majority of the issued and outstanding Series C Shares by giving the Company not less than ninety (90) days’ written notice (the “Redemption Notice”) on each anniversary date following the fourth year anniversary of the Series C Original Issue Date during the Redemption Period. The Redemption Notice shall specify the number of Series C Shares to be redeemed, the date of the redemption (the “Redemption Date”), which shall be no earlier than ninetieth (90th) day after issuance date of the Redemption Notice, and the place at which the certificates for the Series C Shares are to be presented for redemption.

(d)           On the Redemption Date, all the holders of Series C Shares are bound to deliver to the Company at the place stated in the Redemption Notice the certificate or certificates for those shares to be redeemed (or, in the case of lost certificates, an indemnity in a form reasonably satisfactory to the Board). Upon receipt, the Company shall pay to each holder of the Series C Shares the Series C Redemption Price.

(e)           If the number of Series C Shares which could be redeemed to the extent permitted by applicable law is less than the number of Series C Shares requested to be redeemed in the Redemption Notice, the Company shall redeem such number of the Series C Shares requested to be redeemed as permitted to the maximum extent by applicable law, and the unredeemed portion of Series C Shares shall be carried forward and redeemed as soon as the Company is permitted by applicable law to redeem such unredeemed portion of Series C Shares. If the Company does not have sufficient fund (for avoidance of doubt, including fund legally up-streamed from the PRC

Companies) to redeem all of the Series C Shares requested to be redeemed in the Redemption Notice, Series C Shares requested to be redeemed in the Redemption Notice shall be redeemed on a pro rata basis among the participating holders of Series C Shares. Any unpaid balance of the due and payable Series C Redemption Price to a holder of Series C Shares shall be paid in the form of a one-year promissory note to such holder, such note to bear interest at a compound rate of fourteen percent (14%) per annum calculated from the Redemption Date, prorated if repaid earlier than the one-year limit. After the date on which the entire Series C Redemption Price plus all interests accruing under the note as contemplated herein are paid in full, such Series C Shares shall not have any right to accrue dividends or to receive any other distribution, proceeds or payment from the Company, except for payment due under such note. From the Redemption Date to the date on which the entire Series C Redemption Price plus all interests accruing under the note as contemplated herein, are paid in full, the Company and the directors shall not declare any dividend or make any distribution of proceeds or payments to any shareholders.

(f)            The redemption rights under this Article 18 shall terminate upon the earlier of the consummation of a Qualified IPO or the expiration of the Redemption Period.

PROTECTIVE PROVISIONS

19.          (a)           Acts of the Group Companies Requiring Approval of Series A Preferred Holders and Series B Preferred Holders. The Company shall not, and shall not permit any other Group Company to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, and no Member shall permit the Company or any other Group Company to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved in writing by the holders of at least two thirds (2/3) of the voting power of the outstanding Series A Shares and Series B Shares (voting as a single class on an as-converted basis) in advance:

(i)            any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series A Shares or the Series B Shares;

(ii)           any action that authorizes, creates or issues (A) any class or series of Equity Securities of any Group Company having rights, preferences, privileges or powers superior to or on a parity with the Series A Shares or the Series B Shares, whether as to liquidation, conversion, dividend, voting, redemption, or otherwise, or (B) any other Equity Securities of any Group Company except for the Conversion Shares;

(iii)          any action that reclassifies any outstanding shares into shares having rights, preferences, privileges or powers senior to or on a parity with the Series A Shares or the Series B Shares, whether as to liquidation, conversion, dividend, voting, redemption, or otherwise.

(b)           Acts of the Group Companies Requiring Approval of Series C Preferred Holders. The Company shall not, and shall not permit any other Group Company to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, and no Member shall permit the Company or any other Group Company to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved in writing by the holders of a majority of the voting power of the outstanding Series C Shares in advance:

(i)            any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series C Shares;

(ii)           any action that authorizes, creates or issues (A) any class or series of Equity Securities of any Group Company having rights, preferences, privileges or powers superior to or on a parity with the Series C Shares, whether as to liquidation, conversion, dividend, voting, redemption, or otherwise or (B) any other Equity Securities of any Group Company except for the Conversion Shares;

(iii)          any action that reclassifies any outstanding shares into shares having rights, preferences, privileges or powers senior to or on a parity with the Series C Shares, whether as to liquidation, conversion, dividend, voting, redemption, or otherwise.

(c)           Acts Requiring Approval of Holders of Preferred Shares. The Company shall not, and shall not permit any other Group Company to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, and no Member shall permit the Company or any other Group Company to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved in writing by the holders of at least two thirds (2/3) of the voting power of the outstanding Preferred Shares (voting as a single class on an as-converted basis) in advance, including the approval of the holders of a majority of the voting power of the outstanding Series C Shares:

(i)            any purchase, repurchase, redemption or retirements of any of the voting Equity Securities of any Group Company other than pursuant to contractual rights to repurchase shares held by employees, directors or consultants of the Company or its Subsidiaries upon termination of their employment or services in accordance with the Option Plan or the Share Restriction Agreements, or pursuant to the exercise of a contractual right of first refusal held by such Group Company, if any;

(ii)           any amendment or modification to or waiver under any of the Charter Documents of any Group Company, other than amendments to resolve any conflict or inconsistency with the Shareholders Agreement in accordance with the terms of the Shareholders Agreement;

(iii)          any declaration, set aside or payment of a dividend or other distribution by any Group Company except for any distribution or dividend with respect to which the sole recipient of any proceeds therefrom is the Company;

(iv)          any transaction (including but not limited to the termination, extension, continuation after expiry, renewal, amendment, variation or waiver of any term under agreement with respect to any transaction or series of transactions) with any Related Party;

(v)           any sale, transfer, or other disposal of, or the incurrence of any Lien on, any substantial part of the assets of any Group Company;

(vi)          the commencement of or consent to any proceeding seeking (i) to adjudicate it as bankrupt or insolvent, (ii) liquidation, winding up, dissolution, reorganization, or arrangement of any of the Group Companies under any Law relating to bankruptcy, insolvency or reorganization or relief of debtors, which is not resulted from or a part of the Trade Sale, or (iii) the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property;

(vii)         any change of the size or composition of the board of directors of any Group Company other than changes pursuant to and in compliance with Article 101 hereof; or

(viii)        any investment in, or divestiture or sale by any Group Company of an interest in a Subsidiary.

(d)           Acts Requiring Supermajority Approval of Shareholders. The Company shall not, and shall not permit any other Group Company to, take, permit to occur, approve, authorize, or agree or commit to any Trade Sale, and the Members shall not permit the Company or any other Group Company to take, permit to occur, approve, authorize, or agree or commit to any Trade Sale, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved in writing by the holders of at least sixty-seven percent (67%) of the voting power of all outstanding Shares of the Company (voting as a single class and calculated on an as-converted basis), which consent must include the written consent of holders of a majority of outstanding Preferred Shares (voting together as a single class and on an as-converted basis), the written consent of holders of a majority of outstanding Series C Shares, and the written consent of a majority of outstanding Ordinary Shares (excluding the Ordinary Shares which the Preferred Shares are converted or convertible into).

(e)           Acts Requiring Approval of Preferred Directors. The Company shall not, and shall not permit any other Group Company to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, and the Members shall not permit the Company or any other Group Company to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved by a majority of the board of directors of such Group Company (which majority must include the approval of at least one Series A Director, the Series B Director and the TBP Director, or their respective equivalents at the board of such Group Company):

(i)            incurrence of Indebtedness or guarantees of Indebtedness in excess of RMB500,000 by any Group Company individually or in the aggregate during any fiscal year;

(ii)           the purchase or lease by any Group Company of any business and/or assets valued in excess of RMB1,000,000 individually during any fiscal year;

(iii)          the investment by any Group Company in any other Person in excess of RMB500,000 individually or in the aggregate during any fiscal year;

(iv)          the approval of, or any deviation from or amendment of, the annual budget of any Group Company;

(v)           the adoption, amendment or termination of the Option Plan or any other equity incentive, purchase or participation plan for the benefit of any employees, officers, directors, contractors, advisors or consultants of any of the Group Companies;

(vi)          any loans to employees;

(vii)         the appointment or removal of the Auditors or the auditors for any Group Company, or the change of the term of the fiscal year for any Group Company;

(viii)        any public offering of any Equity Securities of any Group Company, other than a Qualified IPO;

(ix)          any material change to the business scope, or nature of business of any Group Company, or cessation of any business line of any Group Company;

(x)           any adoption of or change to, a significant tax or accounting practice or policy or any internal financial controls and authorization policies, or the making of any significant tax or accounting election;

(xi)          any other material actions or transaction which is not within the ordinary course of business of any Group Company consistent with its past practice, which is beyond the business scope of applicable Group Company as set forth in the recitals of the Shareholders Agreement and the natural development, extension or derivative of the businesses under the aforesaid business scope; and

(xii)         any entering into, restatement or amendment to agreements between either the PRC Companies or any other PRC entity and any PRC Subsidiary of the Company that provide contractual control to such PRC Subsidiary over the PRC Companies or such other PRC entity and therefore allow the Company to consolidate the financial statements of the PRC Company or such other PRC entity with those of the Company and to record on the books of the Company for financial reporting purposes.

(f)            Acts Requiring Special Approval of the Board. Subject to Articles 19(a) to 19(e) hereof, unless approved by the Board of the Company with affirmative votes of at least six directors out of a Board composed of eight directors, the Company shall not, and shall not permit any other Group Company to, take, permit to occur, approve, authorize, or agree or commit to, and the Members shall not permit the Company or any other Group Company to, take, permit to occur, approve, authorize, or agree or commit to, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, any action that authorizes, creates or issues any Equity Securities of any Group Company except for the Conversion Shares.

NON-RECOGNITION OF TRUSTS

20.          No person shall be recognized by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

LIEN ON SHARES

21.          The Company shall have a first and paramount lien and charge on all shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such share shall operate as a waiver of the Company’s lien (if any) thereon. The Company’s lien (if any) on a share shall extend to all dividends or other amounts payable in respect of that share.

22.          The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen days after a notice in writing has been given to the registered holder or holders for the time being of the shares, or the person, of which the Company has notice, entitled thereto by reason of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the shares may be sold.

23.          To give effect to any such sale, the Directors may authorize any person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under these Articles.

24.          The net proceeds of such sale after payment of costs shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

CALL ON SHARES

25.          (a)           Subject to the terms of the allotment the Directors may from time to time make calls upon the Members in respect of any monies unpaid on their shares (whether in respect of par value or premium or otherwise), and each Member shall (subject to receiving at least fourteen days notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the shares. A call may be revoked or postponed as the Directors may determine. A call may be made payable by installments. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

(b)           A call shall be deemed to have been made at the time when the resolution of the Directors authorizing such call was passed.

(c)           The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

26.          If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine, but the Directors may waive payment of the interest either wholly or in part.

27.          An amount payable in respect of a share on allotment or at any fixed date, whether on account of the par value or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of these Articles shall apply as if such amount had become payable by virtue of a call duly made and notified.

28.          The Directors may issue shares with different terms as to the amount and times of payment of calls or interest to be paid.

29.         (a)           The Directors may, if they think fit, receive from any Member willing to advance all or any part of the monies uncalled and unpaid upon any shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

(b)           No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a dividend declared in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

FORFEITURE OF SHARES

30.         (a)          If a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen (14) days notice requiring payment of the amount unpaid together with any interest, which may have accrued. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

(b)           If the notice is not complied with any share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all dividends or other monies declared payable in respect of the forfeited share and not paid before the forfeiture.

31.          A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition, the forfeiture may be cancelled on such terms as the Directors see fit.

32.          A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all monies which, at the date of forfeiture, were payable by him to the Company in respect of the shares together with interest thereon, but his liability shall cease if and when the Company shall have received payment in full of all monies whenever payable in respect of the shares.

33.          A certificate in writing under the hand of one Director or the Secretary of the Company that a share in the Company has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the fact therein stated as against all persons claiming to be entitled to the share. The certificate shall (subject to the execution of an instrument of transfer) constitute good title to the share and the person to whom the share is sold or disposed of shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

34.          The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified.

TRANSMISSION OF SHARES

35.          In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other persons.

36.          (a)                                 Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to make some person nominated by him as the transferee, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy as the case may be.

(b)                                 If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

37.          A person becoming entitled to a share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company PROVIDED HOWEVER that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within ninety days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

AMENDMENT OF MEMORANDUM OF ASSOCIATION,
ALTERATION OF CAPITAL & CHANGE OF LOCATION OF REGISTERED OFFICE

38.          (a)                           Subject to the provisions of the Statute and these Articles (in particular, Article 19), the Company may by Ordinary Resolution:

(i)            increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(ii)           consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(iii)          by subdivision of its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by the Memorandum of Association or into shares without nominal or par value;

(iv)          cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

(b)           All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

(c)           Subject to the provisions of the Statute and these Articles (in particular, with respect to the variation of rights attached to a specific class or series of shares of the Company), the Company may by Special Resolution:

(i)            change its name;

(ii)           alter or add to these Articles;

(iii)          alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(iv)          reduce its share capital and any capital redemption reserve fund.

(d)           Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its registered office.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

39.          For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Directors of the Company may provide that the Register of Members shall be closed for transfers for a stated period but not to exceed in any case forty days. If the Register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members, such register shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

40.          In lieu of or apart from closing the Register of Members, the Directors may fix in advance a date as the record date for any such determination of Members entitled to notice of or to vote at a meeting of Members and for the purpose of determining the Members entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

41.          If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is sent or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

GENERAL MEETING

42.          (a)           Subject to Article 42(c) hereof, if so determined by the Directors, the Company shall hold its annual general meetings and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the registered office on the second Wednesday in December of each year at ten o’clock in the morning.

(b)           At these meetings the report of the Directors (if any) shall be presented.

(c)                                       Unless required by the Statute, the Company may but shall not be obliged to hold an annual general meeting.

43.                          (a)                                      The Directors may whenever they think fit, and they shall on the requisition of Members of the Company holding at the date of the deposit of the requisition not less than one-tenth (1/10) of the then outstanding Ordinary Shares (calculated on an as-converted basis) as at the date of the deposit carries the right of voting at general meetings of the Company, proceed to convene a general meeting of the Company.

(b)                                 The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office of the Company and may consist of several documents in like form each signed by one or more requisitionists.

(c)                                  If the Directors do not within twenty-one (21) days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) months after the expiration of the said twenty-one (21) days.

(d)                                 A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

44.                               At least twenty (20) days’ notice shall be given for an annual general meeting or any other general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company; provided that a general meeting of the Company shall, whether or not the notice specified in this Article 44 has been given and whether or not the provisions regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)                                 in the case of an annual general meeting by all the Members (or their proxies) entitled to attend and vote thereat; and

(b)                                 in the case of any other general meeting by a majority in number of the Members (or their proxies) having a right to attend and vote at the meeting, being a majority together holding not less than eighty-one percent (81%) of the then outstanding share capital of the Company (voting together as a single class and calculated on an as-converted basis).

45.                               The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.

PROCEEDINGS AT GENERAL MEETINGS

46.                          (a)                                      Subject to Article 48, no business shall be transacted at any general meeting unless a quorum of Members is present. The holders of (i) a majority of the aggregate voting power of all of the Ordinary Shares entitled to notice of and to attend and vote at such general meeting and (ii) the holders of a majority of the aggregate voting power of all the Preferred Shares (voting as a single class and on an as-converted basis) entitled to notice of and to attend and vote at such general meeting including the holders of a majority of the voting power of the Series C Shares, together, present in person or by proxy or if a company or other non-natural Person by its duly authorised representative, shall constitute a quorum; provided always that if the Company has one Member of record the quorum shall be that one Member present in person or by proxy.

(b)                                 A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

47.                               A resolution in writing (in one or more counterparts) shall be as valid and effective as if the resolution had been passed at a duly convened and held general meeting of the Company if:

(a)                                 in the case of a Special Resolution, it is signed by all Members required for such Special Resolution to be deemed effective under the Statute; or

(b)                                 in the case of any resolution passed other than as a Special Resolution, it is signed by Members for the time being holding Shares carrying in aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a general meeting at which all Shares entitled to vote thereon were present and voted (calculated in accordance with Article 58) (or, being companies, signed by their duly authorised representative).

48.                          If a notice of a meeting has been duly delivered to all Members at least twenty days prior to the meeting in accordance with the notice procedures hereunder, and within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Directors may determine and the Company shall deliver notice thereof to all Members at least three business days prior to such adjourned meeting in accordance with the notice procedures hereunder, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Members (or their proxies) present shall be a quorum.

49.                               The Chairman, if any, of the Board of Directors shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting.

50.                               If at any general meeting no Director is willing to act as Chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the Members present shall choose one of their number to be Chairman of the meeting.

51.                               The Chairman may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

52.                               At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is, before or on the declaration of the result of the show of hands, demanded by the Chairman or any Member or Members present in person or by proxy collectively holding at least ten percent in nominal value of the shares entitled to attend and vote at the meeting.

53.                               Subject to the provisions of these Articles, unless a poll be so demanded, a declaration by the Chairman that a resolution has on a show of hands been carried, or carried unanimously, or by a particular majority, or lost or not carried by a particular majority, and an entry to that effect in the minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.

54.                               The demand for a poll may be withdrawn.

55.                               Subject to the provisions of these Articles, except on a poll demanded on the election of a Chairman or on a question of adjournment, a poll shall be taken in such manner as the Chairman directs and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

56.                               In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the general meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

57.                               A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the Chairman of the general meeting directs and any business other than that upon which a poll has been demanded or is contingent thereon may be proceeded with pending the taking of the poll.

VOTES OF MEMBERS

58.                               Except as otherwise required by law or as set forth herein, the holder of any Ordinary Shares issued and outstanding shall have one vote for each Ordinary Share held by such holder, and the holder of any Preferred Shares shall be entitled to the number of votes equal to the number of Ordinary Shares into which such Preferred Share could be converted at the record date for determination of the Members entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of Members is solicited, such votes to be counted together with all other shares of the Company having general voting power and as a class except as (i) provided otherwise in these Articles and (ii) as required by law. Holders of Ordinary Shares and Preferred Shares shall be entitled to notice of any Members’ meeting in accordance with these Articles.

59.                               In the case of joint holders of record the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

60.                               A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other persons may vote by proxy.

61.                               No Member shall be entitled to vote at any general meeting or at any separate meeting of the holders of a class or series of shares unless he is registered as a Member of the Company on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

62.                               No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the general meeting whose decision shall be final and conclusive.

63.                               On a poll or on a show of hands votes may be given either personally or by proxy.

PROXIES

64.                               The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorized in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorized in that behalf. A proxy need not be a Member of the Company.

65.                               The instrument appointing a proxy shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting provided that the Chairman of the meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of telex, cable or telecopy confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

66.                               The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

67.                               A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the registered office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

CORPORATE MEMBERS

68.                               Any corporation or other non-natural person which is a Member of record of the Company may in accordance with its constitutional documents or in the absence of such provision by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class or series of Members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member of record of the Company.

SHARES THAT MAY NOT BE VOTED

69.                               Shares in the Company that are beneficially owned by the Company or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

DIRECTORS

70.                               The Board shall consist of eight (8) directors, with the composition of the Board determined as follows: (a) the holders of a majority of the voting power of the then outstanding Ordinary Shares (excluding the Ordinary Shares which the Preferred Shares are converted or convertible into) (voting as a separate class) shall be exclusively entitled to appoint, replace and reappoint at any time or from time to time three (3) directors on the Board, one of which shall be GUO Quji, (b) the holders of a majority of Series A Shares shall be entitled to appoint, replace and reappoint at any time or from time to time two (2) director (each, a “Series A Director”) on the Board, (c) the holder(s) of a majority of Series B Shares shall be entitled to appoint, replace and reappoint at any time or from time to time one (1) director (the “Series B Director”) on the Board, (d) TBP shall be exclusively entitled to appoint, replace and reappoint at any time or from time to time one (1) director (the “TBP Director”, together with Series A Director and Series B Director collectively, the “Preferred Directors”) on the Board, as long as TBP or any of its parent corporation, subsidiary, its fund manager or other funds managed by its fund manager holds at least one percent (1%) outstanding shares of the Company (on an as-converted and fully-diluted basis), and (e) an additional director on the Board (the “Other Director”) who shall initially be Liu Jun (刘俊); provided that any change of the Other Director shall require approval of the holders of at least sixty-seven percent (67%) of the voting power of the outstanding Shares (voting together as one class and on an as-converted basis), and the candidate to the Other Director shall be nominated mutually by the holders of a majority of the voting power of the outstanding Ordinary Shares (excluding the Ordinary Shares which the Preferred Shares are converted or convertible into) and the holders of at least ninety percent (90%) of the voting power of the outstanding Preferred Shares (voting together as one class and on an as-converted basis), who shall be subject to the approval by the holders of 67% of the voting power of the outstanding Shares (voting together as one class and on an as-converted basis). Each member of the Board has one vote at any Board meeting, provided that if there is a tie in a Board voting, GUO Quji shall cast two (2) votes to break the tie.

REMUNERATION OF DIRECTORS

71.                               The remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine. The Directors shall also be entitled to be paid their reasonable traveling, hotel and other expenses properly incurred by them in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

72.                               Subject to Article 19, the Directors may award special remuneration to any Director of the Company for any service other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

DIRECTORS’ INTERESTS

73.                               A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

74.                               A Director or alternate Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

75.                               A Director or alternate Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as Member or otherwise and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

76.                               No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid; provided that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him or the alternate Director appointed by him at or prior to its consideration and any vote thereon.

77.                               A general notice or disclosure to the Directors or otherwise contained in the minutes of a meeting or a written resolution of the Directors or any committee thereof that a Director or alternate Director is a Member, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

NO MINIMUM SHAREHOLDING

78.                               No shareholding qualification is required for Directors.

ALTERNATE DIRECTORS

79.                               Any Director (other than an alternate Director) may by writing appoint any other Director, or any other person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by him. An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at every such meeting at which the Director appointing him is not personally present, and generally to perform all the functions of his appointor as a Director in his absence. An alternate Director shall cease to be alternate Director if his appointor ceases to be a Director. Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors. An alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

POWERS AND DUTIES OF DIRECTORS

80.                               Subject to the provisions of the Statute, the Memorandum and the Articles (including Article 19) and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

81.                               Subject to Article 19, all cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

82.                               The Directors shall cause minutes to be made in books provided for the purpose:

(a)                                 of all appointments of officers made by the Directors;

(b)                                 of the names of the Directors (including those represented thereat by an alternate or by proxy) present at each meeting of the Directors and of any committee of the Directors;

(c)                                  of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

83.                               The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

84.                               Subject to Article 19, the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

DELEGATION OF DIRECTORS’ POWERS

With respect to Articles 85-90, subject in each case to Article 19:

85.                               The Directors (acting as a Board) may delegate to any managing director or any Director holding any other executive office such of their powers as they consider desirable to be exercised by him; provided that an alternate Director may not act as a managing director and the appointment of a managing director shall be revoked forthwith if he ceases to be a Director. Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered.

86.                               The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine; provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

87.                               The Directors may appoint such officers as they consider necessary on such terms, at such remuneration as may be determined by the Directors and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an officer may be removed by resolution of the Directors or Members.

88.                               The Directors may delegate any of their powers to any committee consisting of one or more Directors. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

89.                               The Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

90.                               The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards or any managers or agents.

PROCEEDINGS OF DIRECTORS

91.                               The quorum necessary for the transaction of the business of the Directors shall be six (6) the directors then in office, provided that such quorum shall include at least one Series A Director, the Series B Director and the TBP Director. An alternate Director or proxy appointed by a Director shall be counted in a quorum at a meeting if his appointor is not present. If a notice of a board meeting has been duly delivered to all directors at least seven (7) days prior to the meeting in accordance with the notice procedures hereunder, and within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the directors may determine, and the Company shall deliver a notice thereof to each director at least two (2) business days prior to such adjourned meeting in accordance with the notice procedures hereunder, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the adjourned meeting, any six (6) directors present shall be a quorum.

92.                               Except as otherwise provided by these Articles, the Directors may regulate their meetings as they think fit; provided however that the board meetings shall be held at least once every three (3) months, unless otherwise such board meeting has been waived by six (6) directors out of a Board composed of eight (8) directors, and that a written notice of each meeting, agenda of the business to be transacted at the meeting and all documents and materials to be circulated at or presented to the meeting shall be sent to all Directors entitled to receive notice of the meeting at least seven (7) days before the meeting and a copy of the minutes of the meeting shall be sent to such Persons at least three (3) days prior to the next regularly scheduled board meeting. Questions arising at any meeting shall be decided by a majority of votes of the Directors and alternate Directors present at a meeting at which there is a quorum. A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote. In case of an equality of votes, the Chairman shall not have a second or casting vote.

93.                               A Director or alternate Director may, and the Secretary on the requisition of a Director or alternate Director shall, at any time summon a meeting of the Directors by at least seven (7) days’ notice in writing to every Director and alternate Director which notice shall set forth the time and place of the meeting and the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held.

94.                               The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

95.                               The Directors may elect a Chairman of their Board and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their members to be Chairman of the meeting.

96.                               All acts done by any meeting of the Directors or of a committee of Directors (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director as the case may be.

97.                               Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting pursuant to this provision shall constitute presence in person at such meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the Chairman of the meeting is at the start of the meeting.

98.                               A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of Directors (an alternate Director being entitled to sign such resolution on behalf of his appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee of Directors, as the case may be, duly convened and held.

99.                               A Director, but not an alternate Director, may be represented at any meetings of the Board of Directors by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the Director. The provisions of Articles 64-67 shall mutatis mutandis apply to the appointment of proxies by Directors.

VACATION OF OFFICE OF DIRECTOR

100.                        Subject to Article 101, the office of a Director shall be vacated:

(a)                                 if he gives notice in writing to the Company that he resigns the offices of Directors;

(b)                                 if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(c)                                  if he is found a lunatic or becomes of unsound mind.

Notwithstanding the foregoing, there shall be no vacancy for any directors of the Board which is caused by the removal of any director. Subject to Article 101 below, (i) upon retirement or resignation of a Director, the Member or a specified group of Members originally appointed such Director shall use its best efforts to designate a candidate to the Board to replace such Director within fifteen (15) days after the retirement or resignation of such Director, in accordance with the same procedures set forth in Article 70; (ii) the Member or Members shall not remove any director it/they originally appointed before designating a candidate to the Board to replace such director, in accordance with the same procedures set forth in this Agreement and the Memorandum and Articles. Notwithstanding anything to the contrary hereof, if there is any vacancy to the Board as a result of the retirement, resignation or removal of a director, then to the extent such vacancy still exists, and further to the extent the required time limit for replacing such director as specified above does not expire (in case of retirement or resignation of a director), the Board with any such foregoing vacancy shall not pass or adopt any resolutions which will unfairly or adversely affect any underrepresented Member(s) of the Company who is entitled to appoint director(s) to the Board.

APPOINTMENT AND REMOVAL OF DIRECTORS

101.                        Any Director who shall have been elected by a Member or a specified group of Members may be removed during the aforesaid term of office, either for or without cause, by, and only by, the affirmative vote of such Member or such specified group, except for the Other Director who shall be only removed by the holders of at least sixty-seven percent (67%) of the voting power of the outstanding Shares (voting together as one class and on an as-converted basis). Any vacancy in the Board of Directors caused as a result of such removal or one or more of the events set out in Article 100 of any such Director who shall have been elected by a Member or specified group of Members, may be filled by, and only by, the vote of such specified group given at a special meeting of such Members or by an action by written consent, unless otherwise agreed upon among such Members; provided that any replacement director shall be reasonably acceptable to the majority of the Board in good faith (whose consent shall not be unreasonably withheld or delayed), provided further that the said approval process by the majority of the Board shall in no event deprive a Member or specified group of Members of their right to appoint a replacement director in accordance with Article 70.

PRESUMPTION OF ASSENT

102.                        A Director of the Company who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

SEAL

103.                        (a)                       The Company may, if the Directors so determine, have a Seal which shall, subject to paragraph (c) hereof, only be used by the authority of the Directors or of a committee of the Directors authorized by the Directors, in that behalf and every instrument to which the Seal has been affixed shall be signed by one person who shall be either a Director or the Secretary or Secretary-Treasurer or some person appointed by the Directors for the purpose.

(b)                                 The Company may have a duplicate Seal or Seals each of which shall be a facsimile of the Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

(c)                                  Subject to Article 19, a Director, Secretary or other officer or representative or attorney may without further authority of the Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

OFFICERS

104.                        Subject to Article 19, the Directors may appoint such officers of the Company as they consider necessary, all for such terms, at such remuneration to be determined by the Directors and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time prescribe.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

105.                        (a)                            Subject to the Statute, Article 19 and consent of two thirds of the voting power of all outstanding Shares of the Company (voting as a single class and calculated on an as-converted basis), the Board (with consent of a majority of Directors) may from time to time declare dividends (including interim dividends) and distributions on shares of the Company outstanding and authorize payment of the same out of the funds of the Company lawfully available therefor and in accordance with the provisions of this Article 105.

(b)                            Except for an Exempted Distribution, no dividend or distribution, whether in cash, in property, or in any other shares of the Company, shall be declared, paid, set aside or made with respect to the Ordinary Shares at any time unless a distribution is likewise declared, paid, set aside or made, respectively, at the same time with respect to each issued and outstanding Series C Share (calculated on an as-converted basis), such that the distribution declared, paid , set aside or made to the holder thereof shall be equal to the distribution that such holder would have received if such Series C Share had been converted into Ordinary Shares immediately prior to the record date for such distribution, or if no such record date is established, the date such distribution is made.

(c)                             Only after full payment of such dividend or distribution on the Series C Shares pursuant to Article 105(a) above, the holders of Series B Shares and Series A Shares shall be entitled to receive, prior to any holders of Ordinary Shares, such dividend or distribution on a pro rata and pari passu basis, such that the distribution declared, paid, set aside or made to the holder thereof shall be equal to the distribution that such holder would have received if such Series B Shares and Series A Shares had been converted into Ordinary Shares immediately prior to the record date for such distribution, or if no such record date is established, the date such distribution is made.

(d) Only after full payment of such dividend or distribution on the Preferred Shares pursuant to Article 105(a) and Article 105(b) above, any additional dividend or distribution shall be paid among all holders of the Ordinary Shares.

106.                        The Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

107.                        No dividend or distribution shall be payable except out of the profits of the Company, realized or unrealized, or out of the Share Premium Account or as otherwise permitted by the Statute.

108.                        Subject to the special rights of certain class or classes or series of shares as to dividends or distributions, if dividends or distributions are to be declared on a class or series of shares they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class or series outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this Article as paid on the share.

109.                        The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

110.                        Subject to Article 19, the Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members on the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

111.                        Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the share held by them as joint holders.

112.                        No dividend or distribution shall bear interest against the Company.

CAPITALIZATION

113.                        Subject to these Articles (including Article 19), the Directors may capitalize any sum standing to the credit of any of the Company’s reserve accounts (including Share Premium Account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalization, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorize any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

BOOKS OF ACCOUNT

114.                        The Directors shall cause proper books of account to be kept with respect to:

(a)                                 all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(b)                                 all sales and purchases of goods by the Company;

(c)                                  the assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

115.                        The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or these Articles or authorized by the Directors or by the Company in general meeting.

116.                        The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

117.                        Subject to Article 19, the Company may at any annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the next annual general meeting and may fix his or their remuneration.

118.                        The Directors may before the first annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the first annual general meeting unless previously removed by an ordinary resolution of the Members in general meeting in which case the Members at that meeting may appoint Auditors. The remuneration of any Auditor appointed by the Directors under this Article may be fixed by the Directors.

119.                        Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

120.                        Auditors shall at the next annual general meeting following their appointment and at any other time during their term of office, upon request of the Directors or any general meeting of the Members, make a report on the accounts of the Company in general meeting during their tenure of office.

NOTICES

121.                        Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by post, cable, telex, facsimile or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Any notice, if posted from one country to another, shall be sent by next-day or second-day courier service.

122.                        (a)         Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and shall be deemed to have been received on the third business day following the day on which the notice was posted.

(b)                            Where a notice is sent by cable, telex, or facsimile, service of the notice shall be deemed to be effected by properly addressing, and sending such notice and shall be deemed to have been received on the same day that it was transmitted with transmission confirmation.

(c)                             Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent with delivery receipts, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

123.                        A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the Register of Members in respect of the share.

124.                        A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

125.                        Notice of every general meeting shall be given in any manner hereinbefore authorized to every person shown as a Member in the Register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

WINDING UP

126.                        Subject to these Articles (including Article 127), if the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes or series of Members. The liquidator may with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

LIQUIDATION PREFERENCE.

127.                        In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, distributions to the Members of the Company shall be made in the following manner (after satisfaction of all creditors’ claims and claims that may be preferred by law):

(a)         If the Valuation of the Company immediately prior to such liquidation, dissolution or winding up is at least US$300,000,000, the entire assets of the Company legally available for distribution to its Members shall be distributed to the holders of Series A Shares, Series B Shares, Series C Shares and Ordinary Shares on a pro rata basis, according to the relative number of Ordinary Shares held by each such holder (determined on an as if converted basis).

(b)         If the Valuation of the Company immediately prior to such liquidation, dissolution or winding up is less than US$300,000,000, then:

(i)                                     The holders of the Series C Shares shall be entitled to receive for each Series C Share held by such holder, on parity with each other and prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of each other class or series of shares by reason of their ownership of such shares, the amount equal to 150% of the Series C Issue Price, plus all accrued or declared but unpaid dividends on such Series C Share (collectively, the “Series C Preference Amount”). If the assets and funds thus distributed among the holders of the Series C Shares shall be insufficient to permit the payment to such holders of the full Series C Preference Amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series C Shares in proportion to the aggregate Series C Preference Amount each such holder is otherwise entitled to receive.

(ii)                                  If there are any assets or surplus funds remaining after the aggregate Series C Preference Amount have been distributed or paid in full to the holders of the Series C Shares pursuant to clause (b)(i) above, then the holders of the Series B Shares shall be entitled to receive for each Series B Share held by such holder, on parity with each other and prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of each Series A Shares and Ordinary Shares by reason of their ownership of such shares, the amount equal to 100% of the Series B Issue Price, plus all accrued or declared but unpaid dividends on such Series B Share (collectively, the “Series B Preference Amount”). If the assets and funds thus distributed among the holders of the Series B Shares shall be insufficient to permit the payment to such holders of the full Series B Preference Amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series B Shares in proportion to the aggregate Series B Preference Amount each such holder is otherwise entitled to receive.

(iii)                               If there are any assets or surplus funds remaining after the aggregate Series C Preference Amount and Series B Preference Amount have been distributed or paid in full to the holders of the Series C Shares and Series B Shares pursuant to clause (b)(i) and (b)(ii) above, then the holders of the Series A Shares shall be entitled to receive for each Series A Share held by such holder, on parity with each other and prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Ordinary Shares by reason of their ownership of such shares, the amount equal to 100% of the Series A Issue Price, plus all accrued or declared but unpaid dividends on such Series A Share (collectively, the “Series A Preference Amount”). If the assets and funds thus distributed among the holders of the Series A Shares shall be insufficient to permit the payment to such holders of the full Series A Preference Amount, then such assets and funds of the Company shall be distributed ratably among the holders of the Series A Shares in proportion to the aggregate Series A Preference Amount each such holder is otherwise entitled to receive.

(iv)     If there are any assets or surplus funds remaining after the aggregate Series C Preference Amount, the aggregate Series B Preference Amount and the aggregate Series A Preference Amount have been distributed or paid in full to the applicable holders of Preferred Shares pursuant to clauses (b)(i), (b)(ii) and (b)(iii) above, the remaining assets of the Company available for distribution to the Members shall be distributed ratably among the holders of outstanding Ordinary Shares and Preferred Shares in proportion to the number of outstanding Ordinary Shares and Preferred Shares (calculated on an as-converted basis) held by them.

128.                        A Trade Sale (other than in a restructuring or reorganization transaction approved by the holders of ninety percent (90%) of the voting power of the outstanding Preferred Shares (voting together as a single class and on an as-converted basis), and other than any such merger or consolidation compelled by any PRC governmental or regulatory agency or authority) shall be deemed to be a distribution event as a liquidation, dissolution or winding up of the Company, and any proceeds, whether in cash or properties, resulting from a Trade Sale shall be distributed as follows:

(a)         If the Valuation of the Company immediately prior to such Trade Sale is at least US$300,000,000, the entire assets of the Company legally available for distribution to its Members shall be distributed to the holders of Series A Shares, Series B Shares, Series C Shares and Ordinary Shares on a pro rata basis(calculated on an as-converted basis).

(b)         If the Valuation of the Company immediately prior to such Trade Sale is less than US$300,000,000, then:

(i)                                     The holders of the Series C Shares shall be entitled to receive for each Series C Share held by such holder, on parity with each other and prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of any other class or series of shares by reason of their ownership of such shares, the amount equal to the Series C Preference Amount. If the assets and funds thus distributed among the holders of the Series C Shares shall be insufficient to permit the payment to such holders of the full Series C Preference Amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series C Shares in proportion to the aggregate Series C Preference Amount each such holder is otherwise entitled to receive.

(ii)                                  If there are any assets or surplus funds remaining after the aggregate Series C Preference Amount has been distributed or paid in full to the holders of the Series C Shares pursuant to clause (i) above, the holders of the Series B Shares shall be entitled to receive for each Series B Share held by such holder, on parity with each other and prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of any Series A Shares and Ordinary Shares by reason of their ownership of such shares, the amount equal to the Series B Preference Amount. If the assets and funds thus distributed among the holders of the Series B Shares shall be insufficient to permit the payment to such holders of the full Series B Preference Amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series B Shares in proportion to the aggregate Series B Preference Amount each such holder is otherwise entitled to receive.

(iii)                               If there are any assets or surplus funds remaining after the aggregate Series C Preference Amount and the aggregate Series B Preference Amount have been distributed or paid in full to the holders of the Series B Shares pursuant to clause (i) and (ii) above, then the holders of the Series A Shares shall be entitled to receive for each Series A Share held by such holder, on parity with each other and prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Ordinary Shares by reason of their ownership of such shares, the amount equal to the Series A Preference Amount. If the assets and funds thus distributed among the holders of the Series A Shares shall be insufficient to permit the payment to such holders of the full Series A Preference Amount, then such assets and funds of the Company shall be distributed ratably among the holders of the Series A Shares in proportion to the aggregate Series A Preference Amount each such holder is otherwise entitled to receive.

(iv)                              If there are any assets or surplus funds remaining after the aggregate Series C Preference Amount, the aggregate Series B Preference Amount and the aggregate Series A Preference Amount have been distributed or paid in full to the applicable holders of Preferred Shares pursuant to clauses (i), (ii) and (iii) above, the remaining assets of the Company available for distribution to the Members shall be distributed ratably among the holders of outstanding Ordinary Shares and Preferred Shares in proportion to the number of outstanding Ordinary Shares and Preferred Shares (calculated on an as-converted basis) held by them.

129.                        In the event the requirements of any of Articles 127 and 128 are not complied with, the Company shall forthwith either (i) cause the closing of the liquidation or the Trade Sale to be postponed until such time as the requirements of such Articles have been complied with, or (ii) cancel such transaction.

130.                        Notwithstanding any other provision of Article 127, and subject to any other applicable provisions of these Articles, the Company may at any time, out of funds legally available therefor, repurchase Ordinary Shares of the Company issued to or held by employees or officers of the Company or its subsidiaries at no more than cost upon termination of their employment or services pursuant to any agreement approved by the Directors and providing for such right of repurchase, whether or not dividends on the Preferred Shares shall have been declared and funds set aside therefor and such repurchases shall not be subject to the Series A Preference Amount or the Series B Preference Amount.

131.                        In the event the Company proposes to distribute assets other than cash in connection with any liquidation, dissolution or winding up of the Company or the Trade Sale, the value of the assets to be distributed to the Members shall be determined in good faith by the Board; provided that any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

(a)         If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(b)         If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(c)          If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board;

provided further that the method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (a), (b) or (c) to reflect the fair market value thereof as determined in good faith by the Board. Regardless of the foregoing, the holders of ninety percent (90%) of the voting power of the outstanding Preferred Shares (voting as a single class and on an as converted basis) shall have the right to challenge any determination by the Board of value pursuant to this Article 131, in which case the determination of value shall be made by an independent appraiser selected jointly by the Board and the holders of ninety percent (90%) of the voting power of the outstanding Preferred Shares (voting as a single class and on an as converted basis), and the cost of such appraisal to be borne by the Company.

INDEMNITY

132.                        To the maximum extent permitted by applicable law, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses that they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own fraud or dishonesty, and no such Director or officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director or officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other Persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his or her office or trust unless the same shall happen through the fraud or dishonesty of such Director or officer or trustee. Except with respect to proceedings to enforce rights to indemnification pursuant to this Article, the Company shall indemnify any such indemnitee pursuant to this Article in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article 132 shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent provided by, and subject to the requirements of, applicable law, so long as the indemnitee agrees with the Company to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article.

133.                        To the maximum extent permitted by applicable law, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall not be personally liable to the Company or its Members for monetary damages for breach of their duty in their respective offices, except such (if any) as they shall incur or sustain by or through their own fraud or dishonesty respectively.

FINANCIAL YEAR

134.                        Unless the Directors otherwise prescribe, the financial year of the Company shall end on December 31 in each year and shall begin on January 1 in each year.

TRANSFER BY WAY OF CONTINUATION

135.    If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.